                                                                     EXHIBIT 1.4



                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                          STRONG EQUITY FUNDS, INC.


     The undersigned Vice President of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Small Cap Value Fund and Strong Dow 30 Value Fund as additional classes of Common Stock:

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

  'A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

          Class                                  Authorized Number of Shares
          -----                                  ---------------------------
     Strong Growth Fund                                    Indefinite
     Strong Small Cap Fund                                 Indefinite
     Strong Value Fund                                     Indefinite
     Strong Mid Cap Fund                                   Indefinite
     Strong Index 500 Fund                                 Indefinite
     Strong Growth 20 Fund                                 Indefinite
     Strong Small Cap Value Fund                           Indefinite
     Strong Dow 30 Value Fund                              Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on October 24, 1997 in accordance with
Section 180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

     Executed in duplicate this 9th day of December, 1997.


                                       STRONG EQUITY FUNDS, INC.

                                       By: /s/ Stephen J. Shenkenberg
                                          --------------------------------
                                          Stephen J. Shenkenberg, Vice President


This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051